For Immediate Release

8x8, Inc. Reports First Quarter Fiscal 2015 Financial Results

30% Year-over-Year Increase in Revenue; 94% Year-over-Year Increase in New Mid-Market and Channel Sales; Non-GAAP Net Income of $3.0 Million or $0.03 per Share

SAN JOSE, Calif. - July 23, 2014 -- 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications, contact center and collaboration solutions, today reported financial results for the first quarter of fiscal 2015 ended June 30, 2014.

First Quarter Fiscal 2015 Financial Results:
  Total revenue for the quarter increased 30% year-over-year to a record $37.9 million.
  Channel and mid-market sales increased 94% year-over-year, representing 44% of new monthly recurring revenue sold in the quarter.
  Average monthly service revenue per business customer was $293, up 11% compared with $263 in the same period last year.

"8x8 delivered a very strong quarter with profitable 30% revenue growth driven largely by the continued adoption of our services by mid-market and distributed enterprise customers," said 8x8 CEO Vik Verma. "With a 94% year-over-year increase in new mid-market and channel sales and 41% of our service revenues coming from the mid-market, 8x8 is clearly expanding its leadership position in this valuable market segment."

Mr. Verma continued. "Given our strong first quarter performance, we now expect revenue to grow by at least 25% for the current fiscal year, with non-GAAP net income as a percentage of revenue in the high-single digit range."

Additional First Quarter Results:
  GAAP net income for the first quarter of fiscal 2015 was $8,000, or $0.00 per diluted share, compared with GAAP net income of $2.1 million, or $0.03 per diluted share, in the first quarter of fiscal 2014.
  Non-GAAP net income was $3.0 million, $0.03 per diluted share, compared with $4.3 million, $0.06 per diluted share, for the same period last year.
  Service margin was 80%, compared with 79% in the prior quarter and 82% in the same period a year ago; overall gross margin was 71%, compared with 70% in the prior quarter and 72% in the same period last year.
  Monthly business service revenue churn was 0.4%, compared with 1.2% in the same period last year.

  Cash, cash equivalents and investments increased sequentially by $3.6 million for a total of $182.0 million in the first quarter of fiscal 2015, compared with a total of $57.8 million in the same period last year.
  Ended the quarter with 39,340 business customers, up 1,407 customers sequentially and 5,966 compared with the same period a year ago.
  Announced new channel partnerships with master agent MicroCorp and technology services distributor Telecom Brokerage Inc. to deliver cloud communications solutions to enterprise customers through a combined network of 3,500+ agents, system integrators, and VARs.
  Accepted as a supplier on UK G-Cloud 5 Framework, a UK Government initiative to encourage the adoption of cloud services across the public sector.
  Ranked #1 on Infonetics Research Sixth Annual "North American Business VoIP Service Leadership Scorecard."

On July 22, 2014, 8x8's Board of Directors authorized the repurchase of up to an aggregate of $15.0 million of our Common Stock. The repurchases may be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchase program is expected to continue until July 22, 2015, unless extended or shortened by the Board of Directors.

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to 26 new employees in connection with their recent hiring. The employees received restrictive stock units for 136,769 shares of the Company's Common Stock, subject to their continued employment and other conditions. In addition, stock option grants for 96,684 shares were awarded.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation and amortization of acquired intangible assets. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 23, 2014, at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #68270346) (404) 537-3406, international (Conference ID #68270346)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight July 29, 2014. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 39,000 small, midsize and distributed enterprise organizations operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing.

For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2014	2013
Service revenue	$34,276	$26,499
Product revenue	3,637	2,752
Total revenue	37,913	29,251

Operating expenses (1):
Cost of service revenue	6,997	4,786
Cost of product revenue	3,969	3,347
Research and development	3,406	2,336
Sales and marketing	19,160	13,072
General and administrative	3,878	2,772
Total operating expenses	37,410	26,313
Income from operations	503	2,938
Other income, net	177	15
Income from operations before provision for income taxes	680	2,953
Provision for income taxes	672	961
Income from continuing operations	8	1,992
Income from discontinued operations, net of income tax provision	-	147
Net income	$8	$2,139

Income per share - continuing operations:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03

Income per share - discontinued operations:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Net income per share:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03

Weighted average number of shares:
Basic	88,592	72,510
Diluted	91,445	75,756

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	June 30,
	2014	2013
Cost of service revenue	$115	$68
Cost of product revenue	-	-
Research and development	314	154
Sales and marketing	744	347
General and administrative	674	338
	$1,847	$907

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$55,073	$59,159
Short-term investments	126,937	47,181
Accounts receivable, net	5,947	5,503
Inventory	753	811
Deferred tax assets	1,732	2,065
Other current assets	2,307	2,214
Total current assets	192,749	116,933
Long-term investments	-	72,021
Property and equipment, net	8,339	7,711
Intangible assets, net	14,670	15,095
Goodwill	38,802	38,461
Non-current deferred tax assets	47,520	47,797
Other assets	1,074	1,185
Total assets	$303,154	$299,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,217	$6,789
Accrued compensation	5,264	4,583
Accrued warranty	619	660
Deferred revenue	1,741	1,857
Other accrued liabilities	3,945	4,232
Total current liabilities	19,786	18,121

Other liabilities	2,627	2,904
Total liabilities	22,413	21,025

Total stockholders' equity	280,741	278,178
Total liabilities and stockholders' equity	$303,154	$299,203

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$8	$2,139
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	755	675
Amortization of intangible assets	567	340
Amortization of capitalized software	85	-
Net accretion of discount and amortization of premium on
marketable securities	192	-
Stock-based compensation	1,847	907
Deferred income tax provision	610	873
Other	9	158
Changes in assets and liabilities:
Accounts receivable, net	(402)	132
Inventory	47	(61)
Other current and noncurrent assets	(175)	(306)
Deferred cost of goods sold	157	30
Accounts payable	988	(316)
Accrued compensation	674	82
Accrued warranty	(41)	22
Accrued taxes and fees	128	192
Deferred revenue	(352)	373
Other current and noncurrent liabilities	(447)	(7)
Net cash provided by operating activities	4,650	5,233

Cash flows from investing activities:
Purchases of property and equipment	(1,026)	(466)
Cost of capitalized software	-	(328)
Proceeds from maturity of investments	3,300	-
Sales of investments - available for sale	18,992	-
Purchases of investments - available for sale	(30,134)	-
Net cash used in investing activities	(8,868)	(794)

Cash flows from financing activities:
Capital lease payments	(46)	(5)
Repurchase of common stock	(48)	(120)
Proceeds from issuance of common stock under employee stock plans	170	1,296
Net cash provided by financing activities	76	1,171

Effect of exchange rate changes on cash	56	-
Net (decrease) increase in cash and cash equivalents	(4,086)	5,610

Cash and cash equivalents at the beginning of the period	59,159	50,305
Cash and cash equivalents at the end of the period	$55,073	$55,915

8x8, Inc.
Selected Operating Statistics (1)
	Three Months Ended
	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	March 31, 2014	June 30, 2014

Total business customers (2)	33,374	34,674	36,753	37,933	39,340
Business customer average monthly service revenue per customer (3)	$ 263	$ 268	$ 274	$ 287	$ 293
Monthly business service revenue churn	1.2%	1.2%	1.5%	1.2%	0.4%

Overall service margin	82%	81%	81%	79%	80%
Overall product margin	-22%	-27%	-34%	-23%	-9%
Overall gross margin	72%	71%	71%	70%	71%

(1)	Selected operating statistics table include continuing operations and excludes dedicated server hosting business sold September 30, 2013.
(2)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(3)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

8x8, Inc
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2014	2013
Net income	$8	$2,139
Non-cash tax adjustments	610	873
Amortization of acquired intangible assets	567	340
Stock-based compensation expense	1,847	907
Non-GAAP net income	$3,032	$4,259

Weighted average number of shares:
Diluted	91,445	75,756

GAAP net income per share - Diluted	$0.00	$0.03
Non-cash tax adjustments	0.01	0.01
Amortization of acquired intangible assets	-	0.01
Stock-based compensation expense	0.02	0.01
Non-GAAP net income per share - Diluted	$0.03	$0.06

GAAP net income percentage of revenue	0%	7%
Non-cash tax adjustments	2%	3%
Amortization of acquired intangible assets	1%	2%
Stock-based compensation expense	5%	3%
Non-GAAP net income percentage of revenue	8%	15%